Exhibit 23.3

CONSENT OF RALPH E. DAVIS ASSOCIATES, INC.

The Board of Directors
Delta Petroleum Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Delta Petroleum Corporation of the Delta Petroleum Corporation Annual Report on Form 10-K for the year ended December 31, 2008, which includes our name and information regarding our review of the reserve estimates of Delta Petroleum Corporation.

Allen C. Barron, P. E.
President
Ralph E. Davis Associates, Inc.

Houston, Texas
January 8, 2010